As filed with the Securities and Exchange Commission on February 4, 2016

Registration No. 333-56127

Registration No. 333-56123

Registration No. 333-103716

Registration No. 333-103717

Registration No. 333-103770

Registration No. 333-103771

Registration No. 333-125078

Registration No. 333-125079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1345024 (I.R.S. Employer Identification No.)

2701 Kent Avenue

West Lafayette, Indiana

(Address of Principal Executive Offices) (Zip Code)

1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan

Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan

(Full title of the plan)

Jeffrey Potrzebowski

Vice President of Finance and Chief Financial Officer

Bioanalytical Systems, Inc.

2701 Kent Avenue

West Lafayette, Indiana 47906

(765) 463-4527

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statements on Form S-8 (File Nos. 333-56127, 333-56123, 333-103716, 333-103717, 333-103770, 333-103771, 333-125078 and 333-125079) (collectively, the “Registration Statements”) of Bioanalytical Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 5, 1998, March 10, 2003, March 11, 2003, March 12, 2003 and May 19, 2005, respectively. Pursuant to the Registration Statements, 700,000 shares of the Company’s common shares (“Common Shares”) under the 1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan and the Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan, respectively (the “1997 Plans”), were registered.

The Company is filing this Amendment to deregister 347,373 shares of Common Shares that have not been issued and are not subject to outstanding awards under the 1997 Plans. Each of the 1997 Plans have expired and no further grants under the 1997 Plans will be made.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, Indiana, on the fourth day of February, 2016.

BIOANALYTICAL SYSTEMS, INC.
By:	/s/ Jeffrey Potrzebowski
Jeffrey Potrzebowksi Vice President of Finance and Chief Financial Officer